NEWS RELEASE
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
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Molina Healthcare to Acquire Certain Assets of AgeWell New York
Deal Grows Molina’s Medicaid Managed Long Term Care Presence in New York,
Maintains Continuity of Care for Members and Stability for State Partners

LONG BEACH, Calif., Oct. 7, 2021 – Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) today announced that it has entered into an agreement to acquire the Medicaid Managed Long Term Care business of AgeWell New York. The purchase price for the transaction is approximately $110 million, net of certain tax benefits and Molina’s target allocation of required regulatory capital.

AgeWell is a specialty managed care organization that provides long-term care services at home or in the community for those who are chronically ill or disabled in The Bronx, New York (Manhattan), Queens, Kings (Brooklyn), Nassau, Westchester, and Suffolk counties. As of August 31, 2021, AgeWell served approximately 13,000 managed long-term services and supports (“MLTSS”) members, with full-year 2020 premium revenue of approximately $700 million.

“The addition of AgeWell to Molina’s expanding New York footprint is not only complementary to our existing MLTSS business, but also representative of our strategic growth strategy,” said Joe Zubretsky, president and chief executive officer of Molina Healthcare. “Our highest priority is to serve all Molina members with quality care and compassion, and we anticipate a seamless integration.”

The transaction is synergistic with Molina’s existing Senior Whole Health of New York MLTSS business, and presents an opportunity to leverage Molina’s fixed cost base. The transaction is expected to be immediately accretive to Molina’s adjusted earnings per share. Molina intends to fund the purchase with cash on hand. The transaction is subject to applicable federal and state regulatory approvals and the satisfaction of other customary closing conditions. It is expected to close by the third quarter of 2022.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.7 million members as of June 30, 2021. For more information about Molina Healthcare, please visit molinahealthcare.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains “forward-looking statements” regarding the proposed acquisition of assets of AgeWell New York. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to

NEWS RELEASE
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
____________________________________________________________________________
the timely closing of the transaction, including the need to obtain third party consents and regulatory approvals, and any conditions imposed on the parties in connection with consummating the transaction. Information regarding the other risk factors to which the Company is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements represent the Company’s judgment as of the date hereof.